UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway
Irvington, New York  10533
(Address of Principal executive offices, including Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 23, 2005, the Compensation Committee of the Board of Directors of Prestige Brands Holdings, Inc. (the “Company”) authorized, and the Board of Directors of the Company ratified, the items discussed below relating to director compensation.

Non-employee members of the Company’s Board of Directors will receive an annual cash retainer in the amount of $25,000 (payable quarterly in advance) plus $1,500 for each board meeting or committee meeting attended in person ($750 if attended telephonically).  Each non-employee director will also receive a one-time grant of $20,000 in common stock of the Company upon joining the Board (to be granted on the day of the annual meeting where such non-employee director is first elected or re-elected to the Board, as the case may be) and an annual grant of $50,000 in shares of restricted stock of the Company, subject to annual vesting over a two-year period.  The Company will reimburse all members of the Board of Directors for reasonable out-of-pocket expenses they incur in connection with their service as directors.

Item 8.01  Other Events.

On March 23, 2005, the Board of Directors elected Peter C. Mann, a current director and Chief Executive Officer of the Company, to serve as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Peter J. Anderson
Date: March 23, 2005	Name:	Peter J. Anderson
	Title:	Chief Financial Officer